Exhibit 32

The undersigned, as the chief executive officer and chief financial officer of MainStreet BankShares, Inc., certify that the Form 10-QSB for the quarter ended September 30, 2004, fully complies to our knowledge with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of MainStreet BankShares, Inc. at the dates and for the periods indicated. The foregoing certification is made solely for purposes of 18 USC Section 1350 and is subject to the knowledge and willfulness qualifications contained in 18 USC Section 1350.

Date: October 29, 2004	/s/ Cecil R. McCullar
Cecil R. McCullar
President and Chief Executive Officer

Date: October 29, 2004	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President Chief Financial Officer Corporate Secretary

29